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                                                     EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration
Statements of Home Properties of New York, Inc. on Forms S-3 (Nos.
33-96004 and 333-13723) of the Home Properties of New York, Inc.
Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan, on Form S-8 (No. 33-05705) relating to the Home Properties of New York, Inc. 1994 Stock Benefit Plan, as amended, and on Form S-8 (No. 333-12551) relating to the Home Properties Retirement Savings Plan, of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of Home Properties of New York, Inc. as of December 31, 1996 and 1995, for the years ended December 31, 1996 and 1995 and the period from August 4, 1994 through December 31, 1994, and the combined financial statements and financial statement schedule of the Original Properties for the period from January 1, 1994 through August 3, 1994, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.

Rochester, New York
March 26, 1997